Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

Sunset Financial Resources, Inc.

The Offer, Proration Period and Withdrawal Rights Will Expire at 9:00 a.m., New York City Time, on Friday, October 6, 2006, Unless Sunset Extends the Offer

As set forth in Section 2 of the Offer to Purchase (as defined below) you must use this form to tender shares into the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $0.001 per share (the “Shares”) of Sunset Financial Resources, Inc., a Maryland corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary before the Expiration Date (or the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents to reach the Depositary before the Expiration Date. This form, signed and properly completed, may be transmitted by facsimile or delivered by hand, mail or overnight courier to the Depositary. See Section 2 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meaning as in the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3304 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Blvd. Mail-Drop - Reorg Jersey City, NJ 07310	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Fl. New York, NY 10271 Jersey City, NJ 07310

By Facsimile Transmission:
(201) 680-4626

For Confirmation Only Telephone:
(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, before the Expiration Date. Deliveries to the Company, to the Information Agent for the Offer or the book-entry transfer facility will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Sunset Financial Resources, Inc., a Maryland corporation (the “Company”), at the price per Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meaning as in the Offer to Purchase.

Number of Shares to be tendered:                              Shares. Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Daytime Area Code and Telephone Number:

Signature(s):

Dated:                                                                                           , 2006

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at the book-entry transfer facility (as defined in the Offer to Purchase), in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Dated:                                                                      , 2006

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.